Filed pursuant to Rule 424(b)(5)

Registration No. 333-220632

PROSPECTUS SUPPLEMENT
(To the Prospectus dated October 10, 2017)

Up to $200,000 maximum aggregate offering price

of Common Stock

We have entered into an amendment to the amended and restated equity distribution agreement with A.G.P./Alliance Global Partners (the “Agent”), relating to shares of our common stock, par value $0.001 per share (the “Common Stock”), offered pursuant to this prospectus supplement and the accompanying prospectus. In accordance with the terms of the equity distribution agreement, we may offer and sell shares of our Common Stock having an aggregate offering price of up to $200,000 from time to time through the Agent.

This prospectus supplement relates to the $200,000 aggregate offering price of the Common Stock that remains unsold under the prospectus supplement, dated July 19, 2018, taking into account the reduction of the maximum aggregate offering price of Common Stock to be offered and sold by the Company through the Agent from $6,000,000 to $551,576, which includes gross proceeds of $351,576 from the sale of Common Stock in January 2019.

As of January 29, 2020, the aggregate market value of our outstanding common stock held by non-affiliates, or our public float, was approximately $16.3 million, which amount is based on 35,150,058 shares of Common Stock outstanding, of which approximately 19.9 million shares of Common Stock were held by non-affiliates, and a per share price of $0.82, which was the last reported sale price of our Common Stock on January 27, 2020. Pursuant to General Instruction I.B.6. of Form S-3, so long as our public float remains below $75.0 million, in no event will we sell securities with a value of more than one-third of our public float in any 12-month period under the registration statement of which this prospectus is a part. During the previous 12 calendar months prior to and including the date of this prospectus supplement, we have offered and sold securities with an aggregate value of approximately $3,000,000 pursuant to General Instruction I.B.6 of Form S-3.

Our Common Stock is traded on The Nasdaq Capital Market under the symbol “COCP.” On January 28, 2020, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $0.78 per share.

In connection with the listing of our Common Stock on The Nasdaq Capital Market, we implemented a 1-for-30 reverse split of our issued and outstanding shares of Common Stock on January 24, 2018. All share and per share data in this prospectus supplement have been retroactively restated to reflect the reverse stock split. All share and per share data in the accompanying prospectus are presented without restatement.

Sales of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made directly on The Nasdaq Capital Market, on any other existing trading market for the Common Stock or to or through a market maker. If specified by us, the Agent may also sell our Common Stock by any other method permitted by law, including, but not limited to, in privately negotiated transactions. The Agent is not required to sell any certain number of shares or dollar amount of our Common Stock, but will act as a sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of Common Stock requested to be sold by us, consistent with its normal trading and sales practices, subject to the terms of the equity distribution agreement. We also may sell shares of our Common Stock to the Agent as a principal for its own account at a price agreed upon at the time of sale. Under the terms of the equity distribution agreement, the terms of any such sale will be set forth in writing, and we will describe these terms in a separate prospectus supplement.

Under the terms of the equity distribution agreement, the Agent will be entitled to compensation of up to 2.0% of the gross proceeds from the sales of shares of Common Stock sold by it under the equity distribution agreement. In connection with the sale of shares of our Common Stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts. Please see “Plan of Distribution” on page S-15 for further information relating to the compensation arrangements for the Agent.

There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Investing in our Common Stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-6 of this prospectus supplement, and in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Reports on Form 10-Q for the three months ended March 31, 2019, June 30, 2019 and September 30, 2019, in each case incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is January 29, 2020

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part consists of a prospectus dated October 10, 2017, included in the registration statement on Form S-3 (No. 333-220632) that was initially filed on September 26, 2017, as amended on October 5, 2017, with the Securities and Exchange Commission (“SEC”) and was declared effective by the SEC on October 10, 2017. Since the accompanying prospectus provides general information about us, some of the information may not apply to this offering. This prospectus supplement describes the specific details regarding this offering. Generally, when we refer to the “prospectus,” we are referring to both parts of this document. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and any information incorporated by reference before you make any investment decision.

Neither we nor the Agent are making an offer to sell the securities in jurisdictions where the offer or sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offer and sale of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any shares of Common Stock in any jurisdiction in which such offer or invitation would be unlawful.

You should rely only on information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement. We are not offering to sell or seeking offers to buy shares of Common Stock in jurisdictions where offers and sales are not permitted. The information contained in this prospectus supplement and the accompanying prospectus supplement is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or of any sale of our Common Stock.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our” and “Cocrystal” refer to Cocrystal Pharma, Inc., a Delaware corporation, and its consolidated subsidiaries.

To the extent this prospectus supplement contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including documents incorporated by reference into this prospectus supplement and the accompanying prospectus, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Such forward-looking statements include those statements that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project” and other words of similar meaning, although not all forward-looking statements contain these identifying words. In particular, these forward-looking statements include, among others, statements about our intended use of proceeds, the development and commercialization of broad-spectrum antiviral drug candidates and their success.

These statements are based on our current expectations and projections and involve estimates, assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in this prospectus supplement, and the accompanying prospectus, and the documents incorporated by reference herein and therein. Important factors that could cause actual results to differ from those in the forward-looking statements include our failure to continue to generate revenue and unsuccessful, negative results from our clinical trial(s) or significant delays in the development or commercialization of any of our product candidates. We also refer you to the Risk Factors which begin on page S-6 of this prospectus supplement and our most recent Annual Report on Form 10-K for the year ended December 31, 2018, under the caption “Item 1A – Risk Factors” of such report, as supplemented by our Quarterly Reports on Form 10-Q for the three months ended March 31, 2019, June 30, 2019 and September 30, 2019, and the other documents incorporated by reference into this prospectus supplement for both an expanded discussion of the risks and uncertainties described above and additional risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by forward-looking statements. However, factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.

You should read this prospectus supplement, the accompanying prospectus and the documents that we reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. You are cautioned not to place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus supplement. Each forward-looking statement speaks only as of the date of this prospectus supplement or, in the case of documents incorporated by reference, the date of the applicable document (or any earlier date indicated in the statement), and we undertake no obligation to update or revise any of these statements, whether as a result of new information, future developments or otherwise, except as required by law. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus supplement and the accompanying prospectus. You should read this summary together with the entire prospectus supplement and the accompanying prospectus, including our financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. See “Risk Factors” beginning on page S-6 of this prospectus supplement for a discussion of the risks involved in investing in our securities.

Our Company

Cocrystal Pharma, Inc. is a biotechnology company seeking to discover and develop novel antiviral therapeutics as treatments for serious and/or chronic viral diseases. We employ unique structure-based technologies and Nobel Prize winning expertise to create first- and best-in-class antiviral drugs. These technologies are designed to efficiently deliver small molecule therapeutics that are safe, effective and convenient to administer. We have identified promising preclinical and early clinical stage antiviral compounds for unmet medical needs including influenza, Hepatitis C virus (“HCV”), and norovirus infections.

The Company operates in one segment. Management uses cash flows as the primary measure to manage its business and does not segment its business for internal reporting or decision-making.

Cocrystal Technology

We are developing antiviral therapeutics that inhibit the essential replication function of various viruses. One of our goals is treating human and avian (bird) influenza. Additional goals include decreasing the duration of HCV therapy by advancing drug candidates targeting the HCV RNA-dependent RNA polymerase enzyme and treating norovirus infections by discovering and developing drug candidates targeting the viral replication complex. To discover and design these inhibitors, we use a proprietary platform comprising computation, medicinal chemistry, X-ray crystallography, and our extensive know-how. We determine the structures of cocrystals containing the inhibitors bound to the enzyme or protein to guide our design. We also use advanced computational methods to screen and design product candidates using proprietary cocrystal structural information. In designing the candidates, we seek to anticipate and avert potential viral mutations leading to resistance. By designing and selecting drug candidates that interrupt the viral replication process and also have specific binding characteristics, we seek to develop drugs that are not only effective against both the virus and possible mutants of the virus, but which also have reduced off-target interactions that cause undesirable clinical side effects. This approach requires an extensive knowledge of viruses and drug targets to carry out. In addition, knowledge and experience in the fields of structural biology, and enzymology are required.

We developed our proprietary structure-based drug design under the guidance of Dr. Roger Kornberg, our Chief Scientist and recipient of the Nobel Prize in Chemistry in 2006. Our drug discovery process focuses on those parts of the enzymes to which drugs bind and on drug-enzyme interactions at the atomic level. Additionally, we have developed proprietary targeted in-house chemical libraries of non-nucleoside inhibitors, metal-binding inhibitors, and drug-like fragments. Our drug discovery process is different from traditional, empirical, medicinal chemistry approaches that often require iterative high-throughput compound screening and lengthy hit-to-lead processes. We continue developing preclinical and clinical drug candidates using our proprietary drug discovery technology.

Recent Developments

Influenza

On January 2, 2019, we entered into an Exclusive License and Research Collaboration Agreement (the “Collaboration Agreement”) with Merck Sharp & Dohme Corp. (“Merck”) to discover and develop certain proprietary influenza A/B antiviral agents.

Under the terms of the Collaboration Agreement, Merck is funding research and development for the program at Cocrystal and Merck, including clinical development at Merck, and Merck is responsible for worldwide commercialization of any products derived from the collaboration. The Company received an upfront payment of $4,000,000 and is eligible to receive milestone payments related to designated development, regulatory and sales milestones with the potential to earn up to $156,000,000, as well as royalties on product sales.

Hepatitis C

On January 22, 2019, the Company announced safety and preliminary efficacy data for the Phase 2a clinical study evaluating CC-31244 for the treatment of HCV infected individuals. All subjects had completed the six-week treatment regimen. The treatment was well tolerated with no study discontinuations due to adverse events. Eight of 12 subjects achieved the primary efficacy endpoint of sustained virologic response at 12 weeks after completion of treatment (SVR12). SVR12 is defined as undetectable virus in blood 12 weeks after completion of treatment and is considered a virologic cure. The trial was conducted at the Institute of Human Virology, University of Maryland School of Medicine and the final study report is expected during the second half of 2019.

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In addition, the Company is party to a Clinical Trial Agreement, dated October 2018, for a Phase 2a investigator-initiated study of CC-31244 for the treatment of HCV with the Humanity & Health Research Centre in Hong Kong, China. The Phase 2a study, which commenced in May 2019, is being sponsored and conducted by the Humanity & Health Research Centre in Hong Kong under the guidance of Dr. George Lau, MBBS (HKU), M.D. (HKU), FRCP (Edin, Lond), FHKAM (Med), FHKCP, FAASLD, Chairman of Humanity and Health Medical Centre, Hong Kong. The Company has provided CC-31244 for use in the Phase 2a study. The Phase 2a open-label study will evaluate the safety, tolerability and preliminary efficacy of Cocrystal’s CC-31244 in combination with Sofosbuvir and Daclatasvir with or without a protease inhibitor, for the treatment of HCV.

The Company is in partnership discussions for further clinical development of CC-31244.

Norovirus Infections

We continue to identify and develop non-nucleoside polymerase inhibitors using the Company’s proprietary structure-based drug design technology platform.

On December 16, 2019, Liberty Insurance Underwriters, Inc. filed suit against the Company in federal court in Delaware seeking a declaratory judgment that it is not required to provide coverage for certain pending litigation and seeking to recover approximately $1 million in payments made to the Company. The Company has retained counsel and intends to vigorously defend the claim for damages and seek a judgment that the insurer is required to defend the Company in the litigation. While we are uncertain as to the amount of future litigation costs, any adverse judgment or settlement is likely to be material.

Intellectual Property

As of the date of this prospectus supplement, our patent portfolio consisted of patents and pending applications in the areas primarily related to the treatment of influenza A, influenza B and HCV.

In our influenza A and A/B programs, our patent portfolio consists of six families, including three pending U.S. provisional applications, and three pending applications in PCT countries and Taiwan. For our influenza A/B program, the Collaboration Agreement with Merck provides for joint ownership with Merck of the patent rights covering discoveries, improvements and inventions resulting from the collaboration.

In our HCV program, our patent portfolio consists of three families, including granted U.S. and European patents, and pending patent applications in the PCT countries and various countries around the world. In addition we have one issued patent on a HCV protease inhibitor.

Corporate Information

Our executive offices and research facilities are located at 19805 N. Creek Parkway Bothell, Washington 98011. Our telephone number is (786) 459-1831. Our corporate website is www.cocrystalpharma.com. Investors can obtain copies of our SEC filings from our corporate website free of charge, as well as from the SEC website, www.sec.gov. Information contained on our corporate website does not constitute part of the prospectus supplement or the accompanying prospectus.

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The Offering

Issuer	Cocrystal Pharma, Inc.

Common Stock offered by us	Common Stock having an aggregate gross offering price of up to $200,000 or up to 285,714 shares, assuming sales at a price of $0.78 per share, which was the closing price of the Common Stock on The Nasdaq Capital Market on January 28, 2020. The actual number of shares issued in connection with this offering will vary depending on how many shares of Common Stock we choose to sell and the prices at which such sales occur.

Common Stock outstanding before this offering	35,150,058

Common Stock outstanding after this offering	35,435,772 assuming sales at a price of $0.78 per share, which was the closing price of the Common Stock on The Nasdaq Capital Market on January 28, 2020.

Manner of offering	Sales of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on The Nasdaq Capital Market, on any other existing trading market for the Common Stock or to or through a market maker. If specified by us, the Agent may also sell our Common Stock by any other method permitted by law, including, but not limited to, in privately negotiated transactions. The Agent is not required to sell any certain number of shares or dollar amount of our Common Stock, but will act as a sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of Common Stock requested to be sold by us, consistent with its normal trading and sales practices, subject to the terms of the equity distribution agreement. See “Plan of Distribution” beginning on page S-15 of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes and the continued development of novel medicines for use in the treatment of human viral diseases. See “Use of Proceeds” on page S-14 of this prospectus supplement.

Nasdaq Capital Market symbol	“COCP”

Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2018, as supplemented by our Quarterly Reports on Form 10-Q for the three months ended on March 31, 2019, June 30, 2019 and September 30, 2019, in each case incorporated by reference into this prospectus supplement, and the other reports incorporated by reference into the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

The number of shares common stock to be outstanding immediately after this offering is based on 35,150,058 shares of common stock outstanding as of January 29, 2020 and excludes, as of that date:

●	243,375 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $10.53 per share;

●	923,065 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $4.15 per share; and

●	3,596,020 shares of common stock available for future grants under our 2015 Equity Incentive Plan (“Equity Plan”).

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RISK FACTORS

An investment in our Common Stock involves a substantial risk of loss. You should carefully consider the risk factors set forth below and in our Annual Report on Form 10-K for the year ended December 31, 2018, and our Quarterly Reports on Form 10-Q for the three months ended March 31, 2019, June 30, 2019 and September 30, 2019, together with the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before you decide to invest in our Common Stock. The occurrence of any of these risks could harm our business. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our operations. You should also refer to the other information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein or therein, including our financial statements and the notes to those statements and the information set forth under the heading “Cautionary Note Regarding Forward-Looking Statements.”

Risks Relating to Our Business

We have lost approximately $187.4 million from inception through September 30, 2019 and expect to continue losing money in the future. We may never achieve income from operations or have positive cash flow from operations.

As an early stage drug development company, our focus is on developing product candidates, obtaining regulatory approvals and commercializing pharmaceutical products. As a result, we have lost approximately $187.4 million from inception through September 30, 2019. Consequently, even with the proceeds of this offering, it is likely that we will need to raise money again in the future. We may never generate income from operations or have positive cash flow.

If we do not raise additional capital, we may be required to scale back our research activities.

Presently we have cash to last through December 2020. Under the Collaboration Agreement, Merck is providing the funding for our scientific research into certain influenza A/B antivirals. Accordingly, if we do not close the recently announced public offering or find other sources of financing, we will be required to scale back or suspend our research activities (other than the Merck Research) until we obtain other financing.

Our ability to continue as a going concern is in substantial doubt.

We anticipate that we will continue to lose money for the foreseeable future. Based on cash on hand as of January 29, 2020 of approximately $7.0 million, the Company may not have the capital to finance its operations, including any unforeseen expenses such as higher than anticipated legal costs and uninsured catastrophe, for the next 12 months. The Company has incurred annual net losses and negative operating cash flows since inception. For the year ended December 31, 2018 and the nine months ended September 30, 2019, the Company recorded a net loss of approximately $49 million and $0.3 million, respectively. The Company expects to report a net loss for the year ending December 31, 2019. The Company has not yet established an ongoing source of revenue sufficient to cover its operating costs and allow it to continue as a going concern. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. If we are unable to continue as a going concern, our stockholders will likely lose all of their investment in the Company.

We have never generated revenue from product sales and expect that due to the regulatory constraints on a drug development company with products in the pre-clinical and early clinical stages, we may not ever generate revenue and may continue to incur significant losses for the foreseeable future.

We are a pre-clinical and early stage clinical, biopharmaceutical discovery and development company. From inception until 2016, our operations were limited to organizing and staffing the Company, acquiring and developing intellectual property rights, developing our technology platform, undertaking basic research on viral replication enzyme targets and conducting preclinical studies for our initial programs. We currently have only one product candidate in a Phase 2a clinical trial. Because of the need to complete clinical trials, establish safety and efficacy and obtaining regulatory approval, which is an expensive and time-consuming process, we do not anticipate generating revenue from product sales for at least five years and will continue to sustain considerable losses. We may develop a partnership that could generate income sooner, but there is no guarantee that will be achievable.

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To date, we have devoted the majority of our financial resources to research and development. We have financed our operations primarily through the sale of equity securities and entering into research collaborations. The results of our operations will depend, in part, on the rate of future expenditures and our ability to obtain funding through equity or debt financings, strategic alliances or grants. We anticipate our expenses will increase substantially if and as we continue our research and clinical and preclinical development of our product candidates. We anticipate that if we continue to undertake clinical studies our expenses will increase even further.

Because we have yet to generate any revenue on which to evaluate our potential for future success and to determine if we will be able to execute our business plan, it is difficult to evaluate our future prospects and the risk of success or failure of our business.

Our ability to generate revenue and achieve profitability depends on our ability, alone or with partners, to successfully complete the development of, obtain the regulatory approvals for and commercialize pharmaceutical product candidates. We have no pharmaceutical product candidates that have generated any commercial revenue, do not expect to generate revenues from the commercial sale of pharmaceutical products in the near future, and might never generate revenues from the sale of pharmaceutical products. Our ability to generate revenue and achieve profitability will depend on, among other things, the following:

●	identifying and validating new therapeutic strategies;

●	completing our research and preclinical development of pharmaceutical product candidates;

●	initiating and completing clinical trials for pharmaceutical product candidates;

●	seeking and obtaining regulatory marketing approvals for pharmaceutical product candidates that successfully complete clinical trials;

●	establishing and maintaining supply and manufacturing relationships with third parties;

●	launching and commercializing pharmaceutical product candidates for which we obtain regulatory marketing approval, with a partner or, if launched independently, successfully establishing a sales force, marketing and distribution infrastructure;

●	maintaining, protecting, enforcing, defending and expanding our intellectual property portfolio; and

●	attracting, hiring and retaining qualified personnel.

Because of the numerous risks and uncertainties associated with pharmaceutical product development, we cannot predict the timing or amount of increased expenses and when we will be able to achieve or maintain profitability, if ever. Our expenses could increase beyond expectations if we are required by the regulatory agencies to perform unanticipated studies and trials.

Even if one or more pharmaceutical product candidates we independently develop is approved for commercial sale, we anticipate incurring significant costs associated with commercializing any approved pharmaceutical product candidate. Moreover, if we can generate revenues from the sale of any approved pharmaceutical products, we may not become profitable and may need to obtain additional funding to continue operations.

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Because early stage drug development requires major capital investment, as we continue to incur operating losses, we will need to raise additional capital or form strategic partnerships to support our research and development activities in the future.

We are still in the early stages of development of our product candidates and have no products approved for commercial sale. Developing pharmaceutical products, including conducting preclinical studies and clinical trials, is capital-intensive. As a rule, research and development expenses increase substantially as we advance our product candidates toward clinical programs. We currently have secured funding of the research and development of influenza A/B product candidates under our Collaboration Agreement with Merck. We also have one hepatitis C product candidate in a Phase 2a clinical study. However, in order to conduct trials for our other product candidates, we will need to raise additional capital to support our operations or form partnerships, in addition to our existing collaborative alliances, which may give substantial rights to a partner. Such funding or partnerships may not be available to us on acceptable terms, or at all. Moreover, any future financing may be very dilutive to our existing stockholders.

As we move lead compounds through toxicology and other preclinical studies, also referred to as nonclinical studies, we have and we will be required to file an Investigational New Drug application (“IND”) or its equivalent in foreign countries, and as we conduct clinical development of product candidates, we may have adverse results that may cause us to consume additional capital. Our partners may not elect to pursue the development and commercialization of our product candidates subject to our respective agreements with them. These events may increase our development costs more than we expect. We may need to raise additional capital or otherwise obtain funding through strategic alliances if we initiate clinical trials for new product candidates other than programs currently partnered. We will require additional capital to obtain regulatory approval for, and to commercialize, product candidates.

In securing additional financing, such additional fundraising efforts may divert our management’s attention from our day-to-day activities, which may adversely affect our ability to develop and commercialize product candidates. We cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. If we cannot raise additional capital when required or on acceptable terms, we may be required to:

●	significantly delay, scale back or discontinue the development or commercialization of any product candidates;

●	seek strategic alliances for research and development programs at an earlier stage than otherwise would be desirable or on terms less favorable than might otherwise be available; or

●	relinquish or license on unfavorable terms, our rights to technologies or any product candidates we otherwise would seek to develop or commercialize ourselves.

If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we will be prevented from pursuing development and commercialization efforts, which will have a material adverse effect on our business, operating results and prospects or may render the Company unable to continue operations.

We will depend substantially on Merck for the successful research, development and commercialization of our influenza A/B product candidates.

In January 2019, we entered into the Collaboration Agreement with Merck to research, develop, and commercialize certain proprietary influenza A/B antiviral agents. See “Recent Developments – Influenza” for more information on the Collaboration Agreement. The success of this collaborative alliance will depend substantially on the efforts and activities of Merck. Pursuant to the Collaboration Agreement, in case the joint research committee overseeing the research program cannot reach an agreement, the ultimate decision-making authority is vested in Merck as to most matters. Furthermore, Merck will be solely responsible for the development and commercialization of any products derived from the collaboration.

In addition, during the term of the research program and for a period of 12 months following the expiration or termination of the research program under the Collaboration Agreement, we have agreed to work exclusively with Merck on the research and development of influenza A/B antiviral agents. During the term of the Collaboration Agreement, we will be unable to conduct, or enable third parties to conduct, research, development and commercialization activities related to such agents. These restrictions may impair our ability to pursue research, development and commercialization opportunities that we would otherwise deem to be beneficial to our business.

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If our research collaboration with Merck is terminated or is otherwise unsuccessful, including failure to reach milestones, we could lose the research program funding, and would not receive milestone payments or royalties, which could materially and adversely affect our business, our ability to successfully develop and commercialize influenza A/B product candidates and our future financial condition.

Pursuant to the terms of the Collaboration Agreement, Merck agreed to, among other things, (i) fund the research and development collaboration, including clinical development and commercialization; (ii) make certain milestone payments up to a total of $156 million, including payments associated with the successful product development and attainment of certain U.S. and EU regulatory approvals for the developed products and sales volume; and (iii) pay royalties on net sales of the products.

Merck can terminate the Collaboration Agreement at any time prior to the first commercial sale of the first product developed under the Collaboration Agreement, in its sole discretion, without cause. Furthermore, research collaborations, including the Collaboration Agreement, may turn out to be unsuccessful and are subject to certain risks, including the following risks:

●	disagreements with Merck resulting in delays or termination of the research, development or commercialization of product candidates, or litigation;

●	change the focus by Merck of its development and commercialization efforts;

●	failure by Merck to commit sufficient resources to the testing, marketing, distribution or development of product candidates; and

●	development by Merck of alternative products either on its own or in collaboration with others, or conflicts of interest or changes in business strategy or other business issues, which could adversely affect its willingness or ability to fulfill their obligations to us.

If our collaboration with Merck is unsuccessful for these or other reasons, or is otherwise terminated for any reason, we may lose the research program funding, and would not receive the milestone payments or royalties under the Collaboration Agreement.

Further, pursuant to the Collaboration Agreement Merck will only be obligated to make many of the milestone payments if our influenza A/B product receives required regulatory approvals, is commercialized and net sales exceed the thresholds set forth in the Collaboration Agreement. Achieving the milestones may be difficult and time-consuming. If some or all of these goals are not achieved, we may not receive some or all of the milestone payments under the Collaboration Agreement.

Any of the foregoing could have a material adverse effect on our business, our ability to successfully develop and commercialize influenza A/B product candidates and our future financial condition.

We are currently involved in a class action lawsuit, a related derivative action, and other litigation, and may in the future be involved in other legal proceedings, which may be expensive and time consuming to defend, and, if resolved adversely, could harm our business and financial condition.

We and certain current and former executive officers and directors of the Company are currently defendants in a class action lawsuit filed with the U.S. District Court for the District of New Jersey alleging violation of Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 10b-5 promulgated thereunder, and a related derivative action lawsuit filed with the U.S. District Court for the Western District of Washington, and may become involved in additional legal proceedings in the future. See “Item 1 – Legal Proceedings” and Note 12 to our consolidated financial statements both of which are contained in our Quarterly Report on Form 10-Q for the three months ended September 30, 2019. Similar allegations are also asserted in a lawsuit filed with the U.S. District Court for the District of Minnesota by a former Biozone Pharmaceuticals, Inc. lawyer, and currently on appeal with the U.S. Court of Appeals for the Eighth Circuit. These proceedings can be time consuming, divert management’s attention and resources and cause us to incur significant expenses. While we believe we have insurance coverage for the class action suit and the derivative action, our insurance carrier has sued us. See “Recent Developments” in this prospectus supplement for information on this lawsuit. In addition, the former Biozone Pharmaceuticals, Inc. lawyer also sued us, Dr. Philip Frost, a director and another person in federal court in Minnesota. See Note 12 to our consolidated financial statements contained in our Quarterly Report on Form 10-Q for the three months ended September 30, 2020 for further details. Furthermore, because litigation is inherently unpredictable, the results of any such actions may have a material adverse effect on our business, and financial condition, and cause our stock price to decrease.

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Because, we are unable to rely on certain exemptions from registration under the federal securities laws, as the result of a “disqualifying event” involving a director of the Company, it could materially and adversely affect our ability to obtain future financing.

On January 10, 2019, Dr. Frost, one of our directors, was permanently enjoined from violating a certain anti-fraud provision of the Securities Act of 1933, future violations of Section 13(d) of the Exchange Act and Rule 13d-1(a) thereunder, and participating in penny stock offerings with certain exceptions. So long as Dr. Frost is a director, the Company will be unable to rely on certain exemptions from registration including the exemptions under Regulation A and Rule 506 promulgated under the Securities Act absent a waiver issued by the SEC. We have not applied for a waiver, and even if we do, the SEC may choose not to grant us a waiver. While there is a statutory exemption for private placements under Section 4(a)(2) of the Securities Act, the absence of the Rule 506 safe harbor under Regulation D could adversely affect our ability to raise necessary financing in the future on terms favorable to us, or at all.

Delays and disruptions in our clinical studies, including our Phase 2a Hepatitis C study in Hong Kong, due to political instability, civil unrest, outbreak of viral diseases, or acts of terrorism could negatively impact our business and future prospects.

The Phase 2a study of CC-31244 for the treatment of HCV, which commenced in May 2019, is being sponsored and conducted by the Humanity & Health Research Centre in Hong Kong, China. Hong Kong has recently experienced a series of large-scale protests, which have grown increasingly violent since they first started in March 2019. The protests have previously contributed to the three-month delay in completion of patient enrollment in the Phase 2a study. Additionally, Hong Kong is facing the risk of an outbreak of the coronavirus, which originated in Wuhan, China, and is threatening among other things to reignite the protests. This may disrupt the Phase 2a study. If the protests continue and/or escalate further, or if coronavirus spreads in Hong Kong, it could cause further delays and prevent the Humanity & Health Research Centre from completing the Phase 2a study in a timely manner or at all. If the Humanity & Health Research Centre fails to complete the Phase 2a study as the result of continuing civil unrest and political instability in Hong Kong, it could negatively affect our ability to advance negotiations with potential strategic collaboration partners for the development and commercialization of CC-31244, which in its turn would have a material adverse effect on our business and future prospects.

Risk Related to This Offering

We have broad discretion in the use of the net proceeds we receive from this offering and may not use them effectively.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. We will have broad discretion in the application of these net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds.” Accordingly, you will have to rely upon our judgment with respect to the use of these net proceeds, with only limited information concerning our specific intentions. We may spend a portion or all of the net proceeds we will receive from this offering in ways that our stockholders may not desire or that may not yield a favorable return. Our failure to apply these funds effectively could harm our business.

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The price of our Common Stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the price at which you purchase them in this offering.

The market price of our Common Stock following this offering may be higher or lower than the price at which you purchase them in this offering. The market price of our Common Stock your purchase of shares in this offering will depend on a number of factors, many of which are beyond our control and may not be related to our operating performance. These fluctuations could cause you to lose part of your investment in our Common Stock since you might be unable to sell your shares at or above the price you paid in this offering. Factors that could cause fluctuations in the market price of our Common Stock include the following:

●	price and volume fluctuations in the overall stock market from time to time;

●	volatility in the market prices and trading volumes of biotechnology stocks generally, or those in our industry in particular;

●	our announcements concerning the initiation and results of clinical trials;

●	changes in operating performance and stock market valuations of other biotechnology companies generally, or those in our industry in particular;

●	sales of shares of our stock by us or our stockholders;

●	the failure of securities analysts to maintain coverage of us, changes in financial estimates by securities analysts who follow us or our failure to meet these estimates or the expectations of investors;

●	the financial projections we may provide to the public, any changes in those projections or our failure to meet those projections;

●	announcements by us or our competitors of new novel medicines;

●	the public’s reaction to our earnings releases, other public announcements and filings with the SEC;

●	rumors and market speculation involving us or other companies in our industry;

●	actual or anticipated developments in our business, our competitors’ businesses or the competitive landscape generally;

●	actual or anticipated changes in our operating results or fluctuations in our operating results;

●	litigation involving us, our industry or both, or investigations by regulators into our operations or those of our competitors;

●	developments or disputes concerning our intellectual property or other proprietary rights;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	changes in accounting standards, policies, guidelines, interpretations or principles;

●	any significant change in our management; and

●	general economic conditions and slow or negative growth in any of our significant markets.

In addition, in the past, following periods of volatility in the overall market and the market price of particular companies’ securities, securities class action litigation has often been instituted against companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

You likely will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock you purchase.

The price per share of our Common Stock you pay in this offering likely will be substantially higher than the net tangible book value per share of our Common Stock outstanding prior to this offering. Accordingly, you likely will experience immediate and substantial dilution in the net tangible book value of the Common Stock you purchase in this offering. See the section entitled “Dilution” in this prospectus supplement.

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The issuance of additional shares of our Common Stock could be dilutive to stockholders if they do not invest in future offerings. In addition, we have a significant number of options and warrants to purchase shares or our Common Stock outstanding. If these securities are exercised, you may incur further dilution. Moreover, to the extent that we issue additional options or warrants to purchase, or securities convertible into or exchangeable for, shares of our Common Stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

Because certain of our stockholders control a significant number of shares of our Common Stock, they may have effective control over actions requiring stockholder approval.

As of the date of this prospectus supplement, our directors, executive officers and principal stockholders (those beneficially owning in excess of 5% except for one institutional investor), and their respective affiliates, beneficially own approximately 51% of our outstanding shares of Common Stock. As a result, these stockholders, acting together, would have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets.

Dr. Raymond Schinazi, our former Chairman, and Dr. Phillip Frost, a director and certain other stockholders entered into a Stockholders Rights Agreement in November 2014 when we acquired another company headed by Dr. Schinazi. This Agreement gives each of Dr. Schinazi and Dr. Frost (and certain other stockholders) the right to designate three directors to a seven person board of directors and together agree upon the seventh designee. In addition, our principal stockholders, acting together, would have the ability to control our management and affairs. Accordingly, this concentration of ownership might harm the market price of our Common Stock by:

●	delaying, deferring or preventing a change in corporate control;

●	impeding a merger, consolidation, takeover or other business combination involving us; or

●	discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us.

Further, the Stockholder Rights Agreement provides Dr. Schinazi and Dr. Frost and certain other Cocrystal stockholders with rights including the right to approve future financings and a right of first refusal, which have not been impediments to date and have been waived in connection with the offering of Common Stock pursuant to this prospectus supplement. However, in the event of any future disagreements between Dr. Schinazi and Dr. Frost, we may be unable to raise future capital we need or make concessions to one of these directors, which may adversely affect us or result in additional expenses.

Although our Common Stock is listed on The Nasdaq Capital Market, we are subject to a risk that Nasdaq will delist our Common Stock or subject us to additional trading restrictions, which could limit investors’ ability to make transactions in our securities.

Our Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”), a national securities exchange. Nasdaq rules require us to meet certain requirements for continued listing including our stock price and number of public stockholders. On December 13, 2019, we received a letter from Nasdaq notifying us that we were not in compliance with the minimum bid price continued listing requirement. We have until June 10, 2020 to regain compliance, subject to a potential 180 calendar-day extension. We cannot assure you that we will be able to regain compliance or continue to meet the other continued listing requirements. If our Common Stock is delisted from The Nasdaq Capital Market for failure to meet its continued listing requirements, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Common Stock;

●	reduced liquidity with respect to our Common Stock;

●	a determination that our shares of Common Stock are a “penny stock” which will require broker-dealers trading in our Common Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our Common Stock;

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●	a limited amount of news and analyst coverage for the Company; and

●	a limited ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Common Stock is listed on The Nasdaq Capital Market, our Common Stock is a covered security. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on The Nasdaq Capital Market, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities. In many states, we would not meet the merit review standards which are applied to public offerings.

Because our Common Stock is not consistently actively traded, purchasers of our stock may incur difficulty in selling their shares at or above the price they paid for them, or at all.

With limited exceptions, until recently our Common Stock has not been actively traded. An active market for our Common Stock may never develop, or if it does, it may not be sustained. Accordingly, investors may experience difficulty is selling their shares of Common Stock at or above the price they paid for them.

Future sales of our Common Stock could cause the market price for our Common Stock to decline.

We cannot predict the effect, if any, that market sales of shares of our Common Stock or the availability of shares of our Common Stock for sale will have on the market price of our Common Stock prevailing from time to time. Sales of substantial amounts of shares of our Common Stock in the public market, or the perception that those sales will occur, could cause the market price of our Common Stock to decline or be depressed.

The shares of Common Stock issued in connection with this offering will be freely tradable without restriction or further registration under the Securities Act.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Nasdaq listing standards. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems, and resources.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. We are also continuing to improve our internal control over financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight.

Our management has concluded that our disclosure controls and procedures were not effective as of June 30, 2019 as the result of certain material weaknesses in our internal control over financial reporting identified in our Annual Report on Form 10-K for the year ended December 31, 2018. Other weaknesses in our disclosure controls and internal control over financial reporting may be identified in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC.

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BDO USA, LLP, our former independent registered public accounting firm, audited the effectiveness of our internal control over financial reporting and has also concluded that we did not maintain, in all material respects, effective internal control over financial reporting as of December 31, 2018.

Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our Common Stock.

USE OF PROCEEDS

We intend to use the net proceeds from this offering, after deducting the Agent’s commissions and our offering expenses, for general corporate purposes and the continued development of novel medicines for use in the treatment of human viral diseases.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in short-term, investment-grade securities.

DILUTION

If you purchase shares of Common Stock in this offering, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our Common Stock after this offering. Our net tangible book value as of September 30, 2019 was approximately $5.5 million, or $0.18 per share. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities divided by the total number of shares of our common stock outstanding.

After giving effect to the sale of shares of our Common Stock in the aggregate amount of $200,000 at an assumed offering price of $0.78 per share, the last reported sale price of our Common Stock on January 28, 2020 on The Nasdaq Capital Market, and after deducting estimated commissions and estimated offering expenses, our as adjusted net tangible book value as of September 30, 2019 would have been approximately $5.7 million or approximately $0.18 per share. This represents almost no increase in the net tangible book value and an immediate dilution in as adjusted net tangible book value of approximately $0.60 per share to purchasers of our Common Stock in this offering, as illustrated by the following table:

Assumed offering price per share		$0.78

Net tangible book value per share as of September 30, 2019	$0.18

Increase in net tangible book value per share attributable to this offering	$0.00

As adjusted net tangible book value per share after this offering		$0.18

Dilution per share to new investors in this offering		$0.60

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The table above assumes for illustrative purposes only an aggregate of 285,714 shares of our Common Stock are sold at a price of $0.78 per share, for aggregate gross proceeds of approximately $200,000. The shares, if any, sold in this offering will be sold from time to time at various prices. This information is supplied for illustrative purposes only.

The above calculations are based on 31,620,646 shares of Common Stock outstanding as of September 30, 2019 and exclude, as of that date:

●	243,375 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $10.53 per share;

●	930,708 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $4.14 per share; and

●	3,588,377 shares of common stock available for future grants under our Equity Plan.

To the extent that any outstanding options or warrants are exercised, or we otherwise issue additional shares of Common Stock in the future, at a price less than the public offering price, there will be further dilution to the investors.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement with the Agent under which we may issue and sell from time to time shares of our Common Stock having an aggregate gross offering price of up to $200,000 through the Agent. Sales of our Common Stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on The Nasdaq Capital Market, on any other existing trading market for the Common Stock or to or through a market maker. If specified by us, the Agent may also sell our Common Stock by any other method permitted by law, including but not limited to in privately negotiated transactions.

Each time that we wish to sell shares of our Common Stock under the equity distribution agreement, we will provide notice to the Agent containing the parameters within which the shares must be sold, which shall at a minimum include the number of shares, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. The Agent is not required to sell any certain number of shares or dollar amount of our Common Stock, but will act as a sales agent and use commercially reasonable efforts to sell on our behalf all of the shares of Common Stock requested to be sold by us, consistent with its normal trading and sales practices, subject to the terms of the equity distribution agreement. We or the Agent may suspend the offering of our Common Stock under the equity distribution agreement upon proper notice and subject to other conditions.

We will pay the Agent a commission for its services in acting as an agent in the sale of our Common Stock. Under the equity distribution agreement, the Agent will be entitled to compensation of up to 2.0% of the gross sales price of our Common Stock sold through it as our agent. We also have agreed to reimburse the Agent for the reasonable out-of-pocket incurred by them in connection with the transactions contemplated by the equity distribution agreement. In addition, we have agreed to reimburse the Agent for the reasonable out-of-pocket expenses incurred by them in connection with the delivery of certain documents under the equity distribution agreement, not to exceed $4,000 per such delivery.

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The Agent will provide written confirmation to us following the close of trading on The Nasdaq Capital Market each day on which shares of our Common Stock are sold by the Agent for us under the equity distribution agreement. Each confirmation will include the number of shares sold on that day, the gross sales price per share and the net proceeds to us.

Settlement for sales of our Common Stock will occur, unless the parties agree otherwise, on the second business day following the date on which any sales were made in return for payment of the net proceeds or gross sales price to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We also may sell shares of our Common Stock to the Agent as a principal for its own account at a price agreed upon at the time of sale. Under the terms of the equity distribution agreement, the terms of any such sale will be set forth in writing, and we will describe these terms in a separate prospectus supplement.

We will report in a prospectus supplement and/or our filings with the SEC under the Exchange Act at least quarterly the number of shares of our Common Stock sold through the Agent under the equity distribution agreement, the net proceeds to us and the compensation paid by us to the Agent in connection with the sales of our Common Stock.

In connection with the sale of our Common Stock on our behalf, the Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Agent may be deemed to be underwriting commissions or discounts.

We have agreed to indemnify the Agent against specified liabilities, including liabilities under the Securities Act, or to contribute to payments that the Agent may be required to make because of those liabilities.

The offering of our Common Stock pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of all shares of our Common Stock subject to the equity distribution agreement and (ii) the termination of the equity distribution agreement by us and/or by the Agent.

In connection with acting as our agent, the Agent will not engage in any transactions that stabilize our shares of Common Stock. To the extent required by Regulation M, the Agents will not engage in any market making activities involving our Common Stock while the offering is ongoing under this prospectus supplement.

We estimate that the total expenses for the offering, excluding commissions and reimbursable expenses payable to the Agent under the terms of the equity distribution agreement, will be approximately $5,000. The remaining sales proceeds, after deducting commissions and reimbursable expenses payable to the Agent, the other expenses payable by us and any transaction fees imposed by any governmental, regulatory or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares.

Additional Relationships

The Agent and its affiliates are financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The Agent and its affiliates may provide from time to time in the future in the ordinary course of their business certain commercial banking, financial advisory, investment banking and other services to us for which they will be entitled to receive customary fees and expenses. In the ordinary course of its various business activities, the Agent and its affiliates may also make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of these securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in these securities and instruments.

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The Agent previously acted as the underwriter in our public offering of Common Stock consummated on May 3, 2018, for which AGP received customary compensation, consisting of approximately $747,300 of discounts and reimbursable expenses (including the over-allotment option). In connection with the underwritten public offering, we also granted to AGP and its assigns warrants to purchase an aggregate of 84,211 shares of our Common Stock. The warrants are exercisable for cash or on a cashless basis at an exercise price of $2.09 per share, are exercisable beginning on October 27, 2018 and expire on October 27, 2022. The warrants provide for a one-time demand registration right and unlimited piggyback registration rights. The exercise price and number of shares of Common Stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, share reconstruction, amalgamation or consolidation.

LEGAL MATTERS

The legality of the Common Stock offered by this prospectus supplement and the accompanying prospectus has been passed upon for us by Nason, Yeager, Gerson, Harris & Fumero, P.A., Palm Beach Gardens, Florida.

EXPERTS

The consolidated financial statements as of December 31, 2018 and 2017 and for the years then ended and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 incorporated by reference in this prospectus supplement have been so incorporated by reference in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern and the report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2018), incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including the Company, at www.sec.gov. You may also access our SEC reports and proxy statements free of charge at our website, www.cocrystalpharma.com. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement.

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 filed with the SEC under the Securities Act for the Common Stock offered by this prospectus supplement. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. Whenever we make references in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

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DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. Any information that we incorporate by reference is considered part of this prospectus supplement. We hereby incorporate by reference the following information or documents into this prospectus supplement and the accompanying prospectus:

●	Our Annual Report on Form 10-K for the year ended December 31, 2018;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019;

●

Our current reports on Form 8-K filed on January 4, 2019, January 7, 2019, February 4, 2019, March 11, 2019, March 14, 2019, March 19, 2019, March 26, 2019, April 9, 2019, April 18, 2019, May 15, 2019, June 25, 2019, October 30, 2019, October 31, 2019, November 6, 2019, December 16, 2019 and January 29, 2020 (other than current reports furnished under Item 7.01 of Form 8-K and exhibits that are related to such item); and

●	The description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-38418), filed under Section 12(b) of the Exchange Act on March 9, 2018, including any subsequent amendment or report filed for the purpose of amending such description.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

We also incorporate by reference any future filings (excluding information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we sell all of the securities offered by this prospectus supplement. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to:

Cocrystal Pharma, Inc.

19805 N. Creek Parkway Bothell, Washington 98011

Attention: Corporate Secretary

(786) 459-1831

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PROSPECTUS

$150,000,000

Cocrystal Pharma, Inc.

Common Stock

Preferred Stock

Warrants

Units

Cocrystal Pharma, Inc. intends to offer and sell from time to time the securities described in this prospectus. The total offering price of the securities described in this prospectus will not exceed a total of $150,000,000.

This prospectus describes some of the general terms that apply to the securities. We will provide specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. We also may authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and any free writing prospectus also may add, update or change information contained or incorporated in this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities.

Our common stock is traded on the OTCQB under the symbol “COCP.” On September 22, 2017, the last reported sales price of our common stock on the OTCQB was $0.28 per share and our public float consisted of 293,887,980 shares of common stock.

Investing in our securities involves risks. You should read carefully and consider “Risk Factors” included in our most recent Annual Report on Form 10-K and on page 2 of this prospectus and in the applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 10, 2017

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. We are not offering to sell or seeking offers to buy shares of common stock in jurisdictions where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. We are responsible for updating this prospectus to ensure that all material information is included and will update this prospectus to the extent required by law.

i

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities. Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto references to “Cocrystal,” “we,” “us,” and “our” refer to Cocrystal Pharma, Inc. and its consolidated subsidiaries.

About This Prospectus

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission or the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the section entitled “Incorporation of Certain Documents by Reference.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement also may add, update or change information contained in this prospectus. If there is an inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Certain Documents by Reference.”

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

Our Company

Cocrystal Pharma, Inc. is a biotechnology company working to develop novel medicines for use in the treatment of human viral diseases. Cocrystal has developed proprietary structure-based drug design technology and antiviral nucleoside chemistry to create first-in-class and best-in-class antiviral drug candidates. Our focus is to pursue the development and commercialization of broad-spectrum antiviral drug candidates that will transform the treatment and prophylaxis of hepatitis C, influenza and norovirus infections. By concentrating our research and development efforts on viral replication inhibitors, we plan to leverage our infrastructure and expertise in these areas.

Corporate Information

Our principal executive offices are located at 1860 Montreal Road, Tucker, Georgia 30084 and our telephone number is (404) 601-1430. Our Internet website address is www.cocrystalpharma.com. The information on our website is not incorporated into this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus including the incorporated documents contains forward-looking statements. All statements other than statements of historical facts, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are contained in the risk factors that follow and elsewhere in this prospectus and the incorporated documents. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the risk factors that follow and or that are disclosed in our incorporated documents.

RISK FACTORS

Investing in our securities involves risks. Before purchasing the securities offered by this prospectus you should consider carefully the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 31, 2017, as subsequently amended, as well as the risks, uncertainties and additional information (i) set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus that we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus, and (ii) the information contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Incorporation of Certain Documents By Reference.” The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition, results of operations, business and prospects.

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities by us to provide additional funds for working capital and other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities will be determined at the time of such offering and will be described in the accompanying supplement to this prospectus.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 800,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.

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Common Stock

We are authorized to issue 800,000,000 shares of common stock, par value $0.001 per share. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. There is no cumulative voting in the election of directors. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities and there are no redemption provisions applicable to our common stock.

The holders of common stock are entitled to any dividends that may be declared by the Board of Directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. We have not paid dividends on our common stock since inception and do not plan to pay dividends on our common stock in the foreseeable future.

As of September 25, 2017, we had 726,531,530 shares of common stock outstanding. In addition, as of that date, there were 29,326,000 shares underlying our outstanding warrants and stock options.

Preferred Stock

We are authorized to issue 5,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors. As the date of this prospectus, we had no shares of preferred stock issued and outstanding.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of our shareholders unless such authorization is required by applicable law, or the rules of any securities exchange or market on which our stock is then listed or admitted or trading.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company. For a description of how future issuances of our preferred stock could affect the rights of our shareholders, see “Certain Provisions of Delaware Law and of Our Charter and Bylaws - Issuance of “blank check” Preferred Stock,” below.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;

●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

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●	the provisions for a sinking fund, if any, for the preferred stock;

●	any voting rights of the preferred stock;

●	the provisions for redemption, if applicable, of the preferred stock;

●	any listing of the preferred stock on any securities exchange;

●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;

●	if appropriate, a discussion of federal income tax consequences applicable to the preferred stock; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The following descriptions, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the Commission in connection with any offering of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the terms of the security that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

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●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, a discussion of material United States federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of warrants

Each warrant will entitle the holder of the warrant to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF OUR CHARTER AND BYLAWS

Anti-takeover Provisions

In general, Section 203 of the Delaware General Corporation Law, or the DGCL, prohibits a Delaware corporation with a class of voting stock listed on a national securities exchange or held of record by 2,000 or more shareholders from engaging in a “business combination” with an “interested shareholder” for a three-year period following the time that this shareholder becomes an interested shareholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An “interested shareholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested shareholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested shareholder is prohibited unless it satisfies one of the following conditions:

●	before the shareholder became interested, the board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

●	upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

●	at or after the time the shareholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the shareholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested shareholder.

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The DGCL permits a corporation to opt out of, or choose not to be governed by, its anti-takeover statute by expressly stating so in its original certificate of incorporation (or subsequent amendment to its certificate of incorporation or bylaws approved by its shareholders). Our Certificate of Incorporation does not contain a provision expressly opting out of the application of Section 203 of the DGCL; therefore we are subject to the anti-takeover statute.

Issuance of “blank check” preferred stock

Our Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors. Our Board is empowered, without shareholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common shareholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in control of our company.

Our Bylaws also allow our Board of Directors to fix the number of directors. Our shareholders do not have cumulative voting in the election of directors.

Special Shareholder Meetings and Action by Written Consent

Under our Bylaws, special meetings of the shareholders shall be held when directed by (i) the Board of Directors, or (ii) when requested in writing by the holders of not less than 20 percent of all the shares entitled to vote at the meeting. Our Bylaws do not permit meetings of shareholders to be called by any other person. This could have the effect of delaying or preventing unsolicited takeovers and changes in control or changes in our management.

Indemnification of Directors and Officers.

Section 145(a) of the DGCL, which Cocrystal is subject to, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b) of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

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Any indemnification under Section 145(a) and (b) of the DGCL (unless ordered by a court) shall be made by Cocrystal only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the shareholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. We have entered into Indemnification Agreements with each director and executive officer.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Article 11 of Cocrystal’s Certificate of Incorporation provides that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by the DGCL.

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Cocrystal carries directors and officers liability coverages designed to insure its officers and directors and those of its subsidiaries against certain liabilities incurred by them in the performance of their duties, and also providing for reimbursement in certain cases to Cocrystal and its subsidiaries for sums paid to directors and officers as indemnification for similar liability.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, Cocrystal has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

●	through underwriters or dealers;

●	directly to purchasers;

●	in a rights offering;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

●	through agents;

●	in block trades;

●	through a combination of any of these methods; or

●	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other security holders.

The prospectus supplement with respect to any offering of securities will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price or initial public offering price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

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●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on the OTCQB, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on the OTCQB. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of common stock, which are currently traded on the OTCQB. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

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Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.

Any compensation we pay underwriters or dealers will be subject to the guidelines of the Financial Industry Regulatory Authority, Inc. We will disclose the compensation in any applicable prospectus supplement or pricing supplement, as the case may be.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We also may sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

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General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Nason, Yeager, Gerson, White & Lioce, P.A., Palm Beach Gardens, Florida.

EXPERTS

The consolidated financial statements as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern and the report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the company’s internal control over financial reporting as of December 31, 2016), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The documents listed below are incorporated by reference into this registration statement:

●	Our annual report on Form 10-K for the year ended December 31, 2016 filed on March 31, 2017 (as amended by the Form 10-K/A filed April 27, 2017);

●	Our quarterly report on Form 10-Q for the quarter ended March 31, 2017, filed on May 10, 2017 and our quarterly report on Form 10-Q for the quarter ended June 30, 2017, filed on August 8, 2017;

●	Our current reports on Form 8-K filed on January 9, 2017, January 30, 2017, February 16, 2017, February 24, 2017, April 24, 2017, and June 1, 2017;

●	The description of our common stock in our registration statement on Form S-8 filed with the SEC on January 2, 2014, as updated by any amendments and reports filed for the purpose of updating such description; and

●	All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the termination of the offering, other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits, shall be deemed to be incorporated by reference into the prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of the prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus.

We are an Exchange Act reporting company and are required to file periodic reports on Form 10-K and 10-Q and current reports on Form 8-K. You may read and copy all or any portion of the registration statement or any other information, which we file at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549, Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Also, the SEC maintains an internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC, including the registration statement. The website address is www.sec.gov.

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Up to $200,000

Common Stock

PROSPECTUS SUPPLEMENT

A.G.P.

January 29, 2020